Exhibit 1

           HORIZON ENERGY DEVELOPMENT, INC.
                     BALANCE SHEET


                                                         At December 31, 1996
                                                         --------------------

ASSETS
Current Assets:
   Cash                                                     $  304,875
   Accounts Receivable                                         473,047
   Prepaid Expenses                                             70,276
                                                            ----------
Total Current Assets                                           848,198
                                                            ----------

Property, Plant & Equipment                                  1,521,421
   Less:  Reserve for DDA                                      269,583
                                                            ----------
                                                             1,251,838
                                                            ----------

Other Assets                                                 1,330,832
                                                            ----------

Total Assets                                                $3,430,868
                                                            ==========


LIABILITIES AND STOCKHOLDERS EQUITY Capital Stock $1 Par:
   Shares Authorized, Issued and Outstanding:  1,250      $      1,250
   Paid-in Capital                                           3,248,750
Retained Earnings                                          (11,799,911)
                                                           -----------
Total Stockholders Equity                                   (8,549,911)
                                                           -----------

Current and Accrued Liabilities:
   Notes Payable - Intercompany                              8,200,000
   Accounts Payable                                            238,855
   Accounts Payable - Intercompany                             643,704
   Federal Income Taxes Payable                             (1,077,627)
   Other Accrued Liabilities                                 3,320,586
                                                            ----------
Total Current and Accrued Liabilities                       11,325,518
                                                            ----------

Deferred Credits:
  Accumulated Deferred Income Taxes                            (57,459)
  Other Deferred Credits                                       712,720
                                                            ----------
Total Deferred Credits                                         655,261
                                                            ----------

Total Liabilities and Stockholders Equity                  $ 3,430,868
                                                            ==========